Exhibit 23

CONSENT OF INDEPENDENT AUDITORS

Securities and Exchange Commission

Washington, D.C.

We hereby consent to the incorporation by reference of our report dated October 7, 2004, with respect to our audit of the consolidated financial statements of Logan County BancShares, Inc. and subsidiary as of December 31, 2003, in the Annual Report on Form 10-K/A for the year ended December 31, 2003.

S.R. SNODGRASS, A.C.

/s/ S.R. SNODGRASS, A.C.

Wheeling, West Virginia
November 24, 2004